Exhibit 99.1

Certification Pursuant to 18 U.S.C. § 1350

(Section 906 of Sarbanes-Oxley Act of 2002)

The Burlington Northern and Santa Fe Railway Company

In connection with the Annual Report of The Burlington Northern and Santa Fe Railway Company (the “Company”) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Matthew K. Rose, Chairman, President and Chief Executive Officer of the Company, and Thomas N. Hund, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to his knowledge on the date hereof:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2003

/s/ MATTHEW K. ROSE	/s/ THOMAS N. HUND
Matthew K. Rose Chairman, President and Chief Executive Officer	Thomas N. Hund Executive Vice President and Chief Financial Officer